As filed with the Securities and Exchange Commission on April 29, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REMINGTON OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2369148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8201 Preston Road, Suite 600
Dallas, Texas	75225-6211
(Address of Principal Executive Offices)	(Zip Code)

Remington Oil and Gas Corporation
2004 Stock Incentive Plan
(Full title of the plan)

James A. Watt
8201 Preston Road, Suite 600
Dallas, Texas 75225-6211
(214) 210-2650
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul Sève
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price (2)	Fee (2)
Common Stock, par value $0.01 per share	2,000,000 shares	$29.45	$58,900,000	$6,933

(1)	The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from Common Stock splits, Common Stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Common Stock on April 28, 2005, as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Remington Oil and Gas Corporation (“Registrant”) incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission:

(1)	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(3)	The description of our common stock set forth in the registration statement on Form 8-A, filed on June 19, 2002 (File No. 001-11516).

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the corporation as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and in connection with any criminal suit or proceeding if, in connection with the matters in issue, they had no reasonable cause to believe that their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees or agents (or persons serving at the request of the corporation as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or some other court in which such action or suit is brought approves such indemnification. Section 145 further provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by a Delaware corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to Section 145 of the Delaware General Corporation Law. Section 145 further provides that the indemnification and advancement of expenses granted by a Delaware corporation pursuant to said section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 145 further provides that to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. Section 145 further provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the Delaware General Corporation Law.

     Article VII of the Company’s Restated Certificate of Incorporation, as amended and restated, and Article VI of the By-Laws of the Company, as amended, provide, in general, that the Company may indemnify its directors, officers, employees or agents or persons serving at the request of the Company as a director, officer, employee or agent of another entity (including those who have ceased to be a director, officer, employee or agent, and such indemnification shall inure to the benefit of the heirs, executors and administrators of such a person) including in advance of final disposition, as appropriate, to the fullest extent allowable by law.

     The Company has purchased directors and officers liability insurance policy which insures, among other things, (i) the officers and directors of the Company for any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Description
+4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K/A (file number 1-11516) for the fiscal year ended December 31, 2004 filed with the Commission on March 17, 2005).

+4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended June 30, 2003 filed with the Commission on August 11, 2003).

+4.3	Remington Oil and Gas Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-K/A (file number 1-11516) for the fiscal year ended December 31, 2004 filed with the Commission on March 17, 2005).

+4.4	First Amendment to the Remington Oil and Gas Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended March 31, 2005 filed with the Commission on April 29, 2005).

+4.5	Form of Restricted Stock Agreement (Employees) (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended March 31, 2005 filed with the Commission on April 29, 2005).

+4.6	Form of Restricted Stock Agreement (Non-employee Directors) (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended March 31, 2005 filed with the Commission on April 29, 2005).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP.

*23.3	Consent of Netherland, Sewell & Associates, Inc.

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by reference.

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 29, 2005.

REMINGTON OIL AND GAS CORPORATION

By:	/s/ James A. Watt

James A. Watt
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James A. Watt (with full power to act alone) as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this registration statement with the Securities and Exchange Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
I. PRINCIPAL EXECUTIVE OFFICER:

/s/	James A. Watt	Chairman and Chief Executive Officer	April 29, 2005

James A. Watt

II. PRINCIPAL FINANCIAL OFFICER:

/s/	Frank T. Smith, Jr.	Senior Vice President/Finance	April 29, 2005

Frank T. Smith, Jr.

III. PRINCIPAL ACCOUNTING OFFICER:

/s/	Edward V. Howard	Vice President/Controller	April 29, 2005

Edward V. Howard

IV. DIRECTORS:

/s/	John E. Goble, Jr.	Director	April 29, 2005

John E. Goble, Jr.

/s/	William E. Greenwood	Director	April 29, 2005

William E. Greenwood

Signature		Title	Date
/s/	Robert P. Murphy	President, Chief Operating Officer and Director	April 29, 2005

Robert P. Murphy

/s/	David E. Preng	Director	April 29, 2005

David E. Preng

/s/	Thomas W. Rollins	Director	April 29, 2005

Thomas W. Rolllins

/s/	Alan C. Shapiro	Director	April 29, 2005

Alan C. Shapiro

/s/	James A. Watt	Director	April 29, 2005

James A. Watt

EXHIBIT INDEX

Exhibit
Number	Description
+4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K/A (file number 1-11516) for the fiscal year ended December 31, 2004 filed with the Commission on March 17, 2005).

+4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended June 30, 2003 filed with the Commission on August 11, 2003).

+4.3	Remington Oil and Gas Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-K/A (file number 1-11516) for the fiscal year ended December 31, 2004 filed with the Commission on March 17, 2005).

+4.4	First Amendment to the Remington Oil and Gas Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended March 31, 2005 filed with the Commission on April 29, 2005).

+4.5	Form of Restricted Stock Agreement (Employees) (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended March 31, 2005 filed with the Commission on April 29, 2005).

+4.6	Form of Restricted Stock Agreement (Non-employee Directors) (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-Q (file number 1-11516) for the fiscal quarter ended March 31, 2005 filed with the Commission on April 29, 2005).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP.

*23.3	Consent of Netherland, Sewell & Associates, Inc.

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by reference.

*	Filed herewith.